                  THIS SUB-SUBLEASE made as of the 29th day of September, 2004,

BETWEEN:

                                            ECHO ONLINE INTERNET, INC.
                                            (the "Sub-Sublandlord")

                                            - and -

                                            OCCULOGIX, INC.
                                            (the "Sub-Subtenant")

IN RESPECT OF
PREMISES AT:                                2600 Skymark Avenue
                                            Building 9, Suite 201
                                            Mississauga, Ontario

WHEREAS:

CLAURUS CORPORATION acts as both "Tenant" and "Sublandlord"

ECHO ONLINE INTERNET, INC. acts as both "Subtenant" and "Sub-Sublandlord"

OCCULGIX, INC. acts as "Sub-Subtenant"

         A. By a lease (SUCH LEASE AS AMENDED BY A LETTER AGREEMENT DATED FEBRUARY 27, 2001 HEREINAFTER REFERRED TO AS THE ("HEAD LEASE") dated November 9, 2000 between Penyork Properties III, Inc. (the "Head Landlord") and the Sublandlord, the Head Landlord leased to the Sublandlord certain premises (the "Premises") located on the second floor of the building municipally located at 2600 Skymark Avenue, Building 9, Suite 201, Mississauga, Ontario (the "Building") as more particularly described in the Head Lease;

         B. The Sublandlord has agreed to sublease to the Subtenant all of the Premises consisting of approximately 5,237 square feet of rentable area (the "Subpremises") situated on the second floor of the Building as indicated on the space plan attached as Schedule "A" hereto on the terms and conditions hereinafter set out;

         C. By a Consent to Sublease (the "Consent") between the Head Landlord, the Sublandlord and the Subtenant dated August 15, 2002; and

         D. The Sub-Sublandlord has agreed to Sub-Sublease to the Sub-Subtenant all of the Premises consisting of approximately 5,237 square feet of rentable area (the Sub-Subpremises") situated on the second floor of the Building as indicated on the space plan attached as Schedule "A" hereto on the terms and conditions hereinafter set out;

         E. By a Consent to Sub-Sublease (the "Consent") between the Head Landlord, the Sublandlord, the Sub-Sublandlord and the Sub-Subtenant dated September 29, 2004, the Head

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                                       -2-

Landlord and Sublandlord, have verbally agreed to consent to this Sub-Sublease and written consent will be provided forthwith for execution by all parties; and

         F. The Sub-Subtenant has received and reviewed the Head Lease and previous Sublease Agreement.

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained, the Sub-Sublandlord and the Sub-Subtenant do hereby agree, each with the other, as follows:

         1. INTERPRETATION: Words defined in the Head Lease and used herein shall have the same meaning ascribed to them by Head Lease, except as provided for herein. The section headings in this agreement have been inserted for convenience of reference only and shall not be referred to in the interpretation of this agreement.

         2. DEMISE: The Sub-Sublandlord hereby sub-subleases to the Sub-Subtenant and the Sub-Subtenant hereby sub-subleases from the Sub-Sublandlord the Subpremises for a term (the "Term") commencing on November 1st, 2004 (the "Commencement Date") and expiring on January 29, 2006, in accordance with and subject to the terms, covenants and conditions in this Sub-Sublease and, except as expressly to the contrary set out herein, the Head Lease.

         3. EARLY OCCUPANCY PERIOD: The Sub-Subpremises shall be available for occupancy by the Sub-Subtenant for the period prior to the Commencement Date (the "Early Occupancy Period") which shall begin immediately after the Sub-Sublandlord notifies the Sub-Subtenant that the Sub-Subpremises is available to Sub-Subtenant for the purpose of installing its leasehold improvements, no later than four (4) weeks prior to the Commencement Date, all in accordance with and subject to the terms and conditions of the Head Lease. During the Early Occupancy Period, the Sub-Subtenant shall be bound by all of the terms of this Sub-Sublease, except that the Sub-Subtenant shall not be obligated to pay Net Rent or Additional Rent until the Commencement Date, except for any additional services requested by the Sub-Subtenant. In the event of a delay the Commencement date shall be moved forward for one day for each day of delay.

         4. ALTERATIONS TO THE SUB-SUBPREMISES: The Sub-Subtenant at it suspense will be allowed to make alterations at any time during the Term, subject to the approval of the Sublandlord and Sub-Sublandlord, which approval shall not be unreasonably withheld, and approval of the Head Landlord, subject to the terms of the Head Lease, including the payment of any supervision fees required by the Head Landlord, and subject to the terms of this Sub-Sublease.

         5. AS-IS: The Sub-Subtenant acknowledges and agrees that it has inspected the Sub-Subpremises and accepts the Sub-Subpremises in an "as is" condition, subject to the Sub-Sublandlord demising the Sub-Subpremises. The Sub-Sublandlord shall provide, at no cost to the Sub-Subtenant, the leasehold improvements currently in place in the Sub-Subpremises, including, without limiting the generality of the foregoing partitions, window coverings, doors, carpets, plumbing, lighting, air conditioning, kitchen appliances, electrical controls and outlets all in "as is" condition. The Sub-Subtenant shall be permitted, at its option, to abandon all existing leasehold improvements, installations, alterations, partitions and fixtures installed in the Sub-Subpremises without being obligated to remove same at the expiry or termination of this Sub-Sublease. Sub-Sublandlord, as part of the Net Rent, shall provide to the Sub-Subtenant for its exclusive use, the furniture systems and equipment as listed in the schedule attached as "Schedule B" hereto (the "Furniture and Equipment") until January 29th, 2006. The Furniture and Equipment shall remain the property of the Sublandlord during the Term, and shall not be removed from the Sub-Subpremises. The Sub-Subtenant shall maintain, repair and replace (with items of comparable quality) any items of Furniture and Equipment damaged or destroyed by Sub-Subtenant or those for whom Sub-Subtenant is, in law, responsible, subject to reasonable wear and tear. Should Sub-Subtenant wish to purchase the furniture at the end of the Sub-Sublease term, Sub-Sublandlord will calculate a payment at the end of the Sub-Sublease term.

         6. SUB-SUBTENANT'S COVENANTS: The Sub-Subtenant covenants and agrees to and with the Sub-Sublandlord as follows:

                  (a) NET RENT: to pay Net Rent as set forth herein. Notwithstanding anything to the contrary contained in the Proposal to Sub-Sublease signed by the Sub-Sublandlord on September 13, 2004, the annual Net Rent shall be $20,948 plus GST (the "Net Rent") commencing on November 1, 2004. The annual Net Rent is calculated based on $4.00 per square foot per annum plus GST. The annual Net Rent shall be paid in equal monthly installments in advance on the first day of each month without any other deduction or set off during the Term. The amounts payable herein are net in all respects and carefree to the Sub-Sublandlord and shall include the use of the Furniture and Equipment listed on "Schedule B".

                  (b) ADDITIONAL RENT: to pay its proportionate share of all operating costs, real estate taxes, utilities and janitorial services for the Building ("Additional Rent" together with the Net Rent, the "Gross Rent") as provided for and/or defined in the Head Lease and attributable to the Sub-Subtenant or the Sub-Subpremises (including without limitation its share of taxes and all charges for utilities) to the Sub-Sublandlord or as the Sub-Sublandlord may otherwise direct in writing. The Head Landlord's estimate for Additional Rent is Eleven Dollars and Eleven Cents ($11.11) per square foot of rentable area of the Subpremises per annum for the year 2004, and which shall be payable in equal monthly installments on the first day of each month of the Term, unless otherwise provided in the Head Lease.

                  (c) OBSERVANCE OF HEAD LEASE: to timely and fully observe and perform all of the terms, covenants and conditions on the part of the tenant contained in the Head Lease to be observed and performed insofar as they are applicable to the Sub-Subpremises, all as though the Sub-Subtenant were the named tenant thereunder;

                  (d) TRANSFER: the Sub-Subtenant shall have the right to assign this Sub-Sublease or sub-sub-sublet all or any portion of the Sub-Subpremises subject to the Head Lease, the Head Landlord's prior written consent, the Sublandlord's prior written consent, and the Sub-Sublandlord's prior written consent, not to be unreasonably withheld.

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                                       -4-

                  (e) ACCESS BY LANDLORDS: to permit the Head Landlord in accordance with the Head Lease, and at all reasonable times on prior notice, the Sublandlord, the Sub-Sublandlord and persons authorized by them, to enter and examine the condition of the Sub-Subpremises and upon notice by any of them to repair in accordance with such notice and the requirements of the Head Lease;

                  (f) INDEMNITY: to indemnify and hold the Sub-Sublandlord, the Sublandlord and the Head Landlord wholly harmless against all actions, expenses, claims and liabilities in respect of any breach of the covenants under the Head Lease (insofar as they are applicable to the Sub-Subpremises) and this Sub-Sublease by the Sub-Subtenant or those for whom Sub-Subtenant is, in law,. responsible, any damage to property occasioned by the Sub-Subtenant's use and occupation of the Sub-Subpremises or any part thereof and any personal injury or death occurring in or about the Sub-Subpremises. Such indemnity to survive the expiration or earlier termination of this Sub-Sublease;

                  (g) INSURANCE: to take out prior to taking occupancy of the Sub-Subpremises and maintain throughout the Term insurance in the forms and the amounts approved by the sub-Sublandlord, the Sublandlord or otherwise required by the Head Lease, including without limitation all risks, property and comprehensive general liability insurance naming the Sub-Sublandlord and Sublandlord as additional insured and containing a waiver of subrogation against the Sub-Sublandlord, the Sublandlord and the Head Landlord;

                  (h) USE: to use the Sub-Subpremises only for the purposes of general offices for the operation of business procedures and any other use permitted by the Head Lease; and

                  (i) SURRENDER: subject to paragraph 5 of this Sub-Sublease, to observe and perform on the last day of the Term all of the terms, covenants and conditions on the part of the tenant contained in the Head Lease to be observed and performed with respect to delivery of vacant possession and leaving the Sub-Subpremises in good repair at the end of the term of the Head Lease.

         7. SUB-SUBLANDLORD'S COVENANTS: The Sub-Sublandlord hereby covenants and agrees to and with the Sub-Subtenant that:

                  (a) OBSERVANCE OF THE SUBLEASE: the Sub-Sublandlord shall and will from time to time during the residue of the term granted by the Sublease pay the Rent and other sums owing by the Sub-Sublandlord thereunder, provided the Sub-Subtenant pays its Net Rent and proportionate share of Additional Rent and is not otherwise in default hereunder;

                  (b) GOOD STANDING: to the best of the Sub-Sublandlord's knowledge, the Head Lease is a good, valid and subsisting lease and that the Net Rent and Additional Rent and all other charges thereby reserved have been duly paid up to and including the date hereof and, as far as Sub-Sublandlord is aware, all covenants, agreements and conditions have been duly kept, observed and performed by the Sublandlord and Sub-Sublandlord up to and including the date hereof;

                  (c) AUTHORITY: the Sub-Sublandlord now has good right, full power and absolute authority to sub-sublet the Sub-Subpremises to the Sub-Subtenant in the manner aforesaid according to the true nature of this Sub-Sublease;

                  (d) QUIET ENJOYMENT: subject to payment of the rent hereby reserved and the observance and performance of the covenants and conditions of the Sub-Subtenant herein contained, the Sub-Subtenant may enter into and upon and hold and enjoy the Sub-Subpremises in accordance with the provisions of this Sub-Sublease for the Term granted by this Sub-Sublease without any interruption by the Sub-Sublandlord or by any other person whomsoever claiming by, through or under the Sub-Sublandlord;

                  (e) SIGNAGE: the Sub-Subtenant, shall have the right to have its name displayed on the building occupancy board, similar to the Sub-Sublandlord's existing signage, in accordance with and subject to the Head Lease, provided that the sign shall be in a design, size, location and in all other respects reasonably satisfactory to the Sub-Sublandlord, the Sublandlord and Head Landlord, and shall be subject to all municipal governmental requirements and the Head Landlord's prior written consent. In addition, the Sub-Subtenant shall have the right to display its standard office signage bearing its name and logo on the door to the Sub-Subpremises, subject to the Head Lease and the Head Landlord's consent. the Sub-Sublandlord shall, at its own expense, remove its signage from the Sub-Subpremises prior to the Commencement Date. The Sub-Subtenant shall, at its own expense, remove its signage upon expiration or earlier termination of the Term or upon vacating the Sub-Subpremises and shall restore the wall(s)/door(s) and repair any damage resulting from the installation and removal of such signage;

                  (f) REAL ESTATE COMMISSIONS: the Sub-Sublandlord agrees to be responsible for the payment of all real estate commissions and fees earned by J.J. Barnicke Limited as it relates to this transaction based on stated office leasing commission rates, and undertakes that the Sub-Subtenant shall not be responsible for payment of any such fees or commissions; and

                  (g) PARKING: the Sub-Subtenant shall have access to unreserved surface parking within close proximity to the Sub-Subpremises, in addition to reserved underground parking located in the Building garage. Said unreserved and reserved parking shall be free of charge to the Sub-Subtenant at a ratio of one and one-half unreserved stalls and one and one-half reserved stalls for each 1,000 square feet of rentable area in the Building.

         8. MUTUAL COVENANTS: The Sub-Sublandlord and the Sub-Subtenant covenant and agree each with the other as follows:

                  (a) RIGHT TO PERFORM COVENANTS: without prejudice to any other remedies Sub-Sublandlord may have, in the event of failure by the Sub-Subtenant to perform its covenants in this Sub-Sublease for a period of ten days after notice in writing is given to the Sub-Subtenant, the Sub-Sublandlord shall be entitled (but not obliged) to perform such covenants and the cost thereof plus an amount equal to 15% of such cost on account of the Sub-Sublandlord's time shall be payable to the Sub-Sublandlord by the Sub-Subtenant on demand of the Sub-Sublandlord as additional rent;

                  (b) NOTICES: all notices, demands and requests which may or are required to be given by the Sublandlord, the Sub-Sublandlord or the Sub-Subtenant hereunder shall be in writing and shall be sent by facsimile transmission, mail (postage prepaid) or by personal delivery addressed (or in the case of personal delivery, delivered) as follows:

in the case of the Sublandlord:

                                            Clarus World Headquarters
                                            One Landmark Square
                                            Stamford, CT
                                            06901
                                            USA
                                            Attention: Contracts Department
                                            Facsimile: 203-428-2000
                                            Telephone: 203-428-2020

in the case of the Sub-Sublandlord:

                                            Echo Online c/o Primus Canada
                                            5343 Dundas Street West, Suite 600
                                            Toronto, ON
                                            M3B 6K5
                                            Canada
                                            Attention: [X]
                                            Facsimile: [X]
                                            Telephone: [X]

in the case of the Sub-Subtenant:

                                            to the Sub-Subpremises
                                            Attention: [X]
                                            Facsimile: [X]

either party may change its address or facsimile number for the receipt of such notices and other communications by giving notice thereof to the other; any notice or other communication by facsimile transmission shall be deemed to have been given on the next business day following the date of transmission thereof; any notice by air or surface parcel delivery shall be deemed to have been given on the next business day following the date of submission to the carrier for same-day or over-night delivery;

         (c) NO WAIVER: any failure from time to time of either the Sub-Sublandlord or the Sub-Subtenant to insist upon strict performance of any of the covenants or conditions contained in this Sub-Sublease shall not act as a waiver of any right to insist on due performance of such covenants or conditions thereafter and all of such covenants and conditions shall be and remain in full force and effect;

         (d) INTEREST RATE: any amount not paid by the Sub-Sublandlord to the Sub-Subtenant or by the Sub-Subtenant to the Sub-Sublandlord shall bear interest at the prime commercial interest rate from time to time stipulated by Royal Bank of Canada for Canadian dollar loans plus three percentage points calculated monthly from the due date until the date of payment;

         (e) REMEDIES: that Sub-Sublandlord shall have all rights and remedies of the Head Landlord named in the Head Lease as if named as landlord therein and as if Sub-Subtenant was named as tenant therein, and shall have the right to enter the Sub-Subpremises, the right to remedy any defaults of Sub-Subtenant and the right to terminate this Sub-Sublease upon default of Sub-Subtenant without Sub-Sublandlord being considered guilty of trespass or conversion or becoming liable for any loss or damage which may be occasioned thereby, provided, however, that such forfeiture shall be wholly without prejudice to the Sub-Sublandlord to recover arrears of rent and damages for any antecedent default by Sub-Subtenant of its covenants under this Sub-Sublease; should Sub-Sublandlord at any time terminate this Sub-Sublease by reason of any such event, then, in addition to any other remedies it may have, it may recover from Sub-Subtenant all damages it may incur as a result of such termination;

         (f) FURTHER ASSURANCES: the Sub-Sublandlord and the Sub-Subtenant shall and will from time to time and at all times hereafter at the request of any of the other parties hereto execute such further assurances as the Sub-Sublandlord, Sub-Subtenant, Sublandlord or Head Landlord, as the case may be, shall reasonably require;

         (g) DEFAULT OF SUB-SUBLANDLORD/TERMINATION OF LEASE: the Sub-Sublandlord and the Sub-Subtenant shall promptly provide the other with a copy of any notice delivered by the Head Landlord. The non-defaulting party shall have the option to cure any default described in such notice, which the defaulting party had failed to cure within any cure period stipulated in the Head Lease or the notice, whichever is the longer period, upon seven (7) days prior written notice to the defaulting party; in all cases provided that the defaulting party is not in good faith disputing such default and without prejudice to any other rights which the Sub-Sublandlord may have; and

         (h) DEPOSIT: the Sub-Subtenant has paid a deposit of ($14,111.71) equal to two (2) months Gross Rent, plus all applicable Goods and Services Tax, to be applied towards the Net Rent and Additional Rent accruing for the first month of the Term and the remainder to be held without interest as security for the performance by Sub-Subtenant of its obligations and covenants hereunder payable towards the last months rent due under this Sub-Sublease.

9. RECEIPT OF LEASES: The Sub-Subtenant acknowledges having received and reviewed a copy of the Head Lease and Sublease Agreement and confirms the acceptability of the terms and conditions thereof.

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                                       -8-

10. NO FURTHER RIGHTS: Notwithstanding any provision of the Head Lease, the Sub-Subtenant acknowledges and agrees that it has no right of renewal and there shall be no rent concessions, no Sub-Sublandlord's work, except as provided herein, no tenant allowance or any other amount payable by Sub-Sublandlord to Sub-Subtenant.

11. HEAD LEASE: The Sub-Sublandlord and the Sub-Subtenant acknowledge and agree that the Head Lease held by Landlord is conferred and imposed upon the Sublandlord (as tenant therein) and hereby conferred and imposed upon the Sub-Sublandlord and Sub-Subtenant. If there is any conflict between the provision of this Sub-Sublease and the provision of the Head Lease which would permit the Sub-Subtenant to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Head Lease, then the provisions of the Head Lease shall prevail. Notwithstanding anything to the contrary in this Sub-Sublease, the rights which the Sub-Subtenant is granted by virtue of the Head Lease shall exist only against the Head Landlord and Sub-Sublandlord and Sublandlord shall not be in default under this Sub-Sublease for failure to render services or perform obligations required of Sub-Sublandlord and Sublandlord by the terms of this Sub-Sublease which are the responsibility of the Head Landlord under the Head Lease. In the event of any default or failure of performance by the Head Landlord, the Sub-Sublandlord agrees upon notice from the Sub-Subtenant, to make a demand upon the Head Landlord to perform its obligations under the Head Lease, provided, however, Sub-Sublandlord shall not be required to bring legal action against the Head Landlord. This Sub-Sublease is subject to the terms and conditions of the Consent. The Sub-Sublandlord shall pay all fees to the Head Landlord's for delivering the Consent.

12. CONFIDENTIALITY: Sub-Subtenant acknowledges and agrees that the contents of this Sub-Sublease are to be kept confidential and that it will not disclose any of the terms hereof to other parties.

13. TIME: Time, in all respects, shall be of the essence of this Sub-Sublease.

14. SUCCESSORS AND ASSIGNS: This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

                  IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                            ECHO ONLINE INTERNET, INC.

                                            Per: /s/ Edmond Chirlett
                                                 -------------------------------
                                            Name:
                                            Title:

                                            I/We have authority to bind the
                                            corporation.

                                            OCCULOGIX, INC.

                                            Per: /s/ William Dumencu
                                                 -------------------------------
                                            Name:
                                            Title:

                                            I/We have authority to bind the
                                            corporation.

Schedule A - Floor Plan of the Sub-Subpremises

Schedule B - Furniture and Equipment

                                  SCHEDULE "B"

                             FURNITURE AND EQUIPMENT